UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2016

Acacia Diversified Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13575 58th Street North #138 Clearwater, FL 33760

(Address of Principal Executive Offices)

(877) 513-6294

(Registrant’s Telephone Number, Including Area Code)

3512 East Silver Springs Blvd. - #243 Ocala, FL 34470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On January 15, 2016 (the date of “Closing”), Acacia Diversified Holdings, Inc. (the “Company” or “Acacia”) entered into a definitive definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies, including: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ”); (ii) Canna-Cures R&D, LLC, a Florida limited liability company “Canna-Cures”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR Cannabis”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016 (collectively, the “Assets”).

The Assets acquired include, among other things, property, plant and equipment, intellectual property, including trade secrets, and cash. As consideration for the Assets, the Company issued to the former shareholders of the MariJ Group 2,474,850 new shares of its Common stock and assumed certain liabilities. A true and accurate copy of the definitive Asset Purchase Agreement is included as Exhibit 10.1 to this Report.

The Company assumed the Seller’s obligation under two leases relating to the operations of the MariJ Group. The first is located at 13575 58th Street North, Clearwater, Florida 33760, and the second is located at 7216 21st Street East, Sarasota, Florida, 34243 (together, the “Leases”).  The leased facilities consist of approximately 4200 square feet and contains an array of capital equipment the Company acquired in the transaction. The Company has plans to bring the facilities to full functionality and operational readiness for the its future needs. The Company will pay a combined $3,800 per month for the two leased units, to the Summit Executive Center and G&R Reality in Pinellas and Sarasota county Florida, respectively.   The leases are subject to additional one and two year renewals. True and accurate copies of the Leases are included as Exhibit 10.2 to this Report.

In addition, the Chief Executive Officer of the Company, Steven L. Sample, agreed to dispose of 2,500,000 of his personal shares of Acacia in a window of 38 to 39 months following the Closing of the Transaction. Richard K. Pertile, Chief Executive Officer of the Selling Companies, holds a right of first refusal to acquire those shares. In the transaction, Mr. Sample also provided Mr. Pertile with a stock power, stock pledge, and a proxy to vote those shares. True and accurate copies of the Right of First Refusal to Purchase Common Stock, Stock Power, Stock Pledge, and Proxy are included as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to this Report.

The Asset Purchase Agreement also included an employment agreement for Steven L. Sample to provide services to the Company through December 31, 2019 and anti-dilution agreement for his stock interests. A true and accurate copy of that Modified Employment Agreement and the Anti-Dilution Agreement are included as Exhibit 10.7 and 10.8 to this Report, respectively.

Mr. Pertile, as Chief Executive Officer of Seller, also executed a non-competition agreement with the Company limiting his involvement in competitive ventures with the Company’s for five years following the Closing. A true and accurate copy of the Non-Competition Agreement is included as Exhibit 10.9 to this Report.

Prior to Closing, the MariJ Group has operated its business at its leased premises in Clearwater, Florida.  Those operations centered on producing hemp oil products from medical hemp plants in the Denver, Colorado area. Following the Closing, the Company will continue with and expand such operations, and intends to engage in laboratory testing and certification services relating to hemp products, RFID tracking technologies with expanded capabilities to the retail sector, research and development activities relating to medical hemp oils, packaging and labeling services for hemp-related products, and sales of products as dietary supplements.

MariJ has developed proprietary processes and procedures that allow it to extract high percentage CBD/very low or 0 percentage THC oils from the hemp plants, which was acquired by the Company under the Asset Purchase Agreement.

The Company expects to utilize the various MariJ Group names and brand properties as well as the new name recently adopted for the Company’s principal new Florida subsidiary, MariJ Pharmaceuticals, Inc. The Company will also utilize the acquired Assets in its various new and/or expanded operations.

In the transaction, Acacia had the option to, and has chosen to, retain the majority of the MariJ Group employees.

Background and History of the MariJ Group

MariJ Agricultural, Inc. (“MariJ”) was formed as a Florida corporation on February 4, 2014. MariJ developed certain proprietary and innovative trade-secreted technology it utilizes in conjunction with high quality, live resin extractions of CBD oils in the cannabis industry using USDA certified organic hemp plants. Its processes and systems were designed to accommodate portability and mobility.  MariJ began developing high-CBD [low or 0-THC] dietary supplements in preparation for launching a line of retail products targeting pediatrics. Marij acquired the business of Tropiflora, LLC in order to apply for a new hemp growers license in Florida in 2015. Marij is currently exploring new fractionating methods in removing the THC, and is formulating compounds for potential use of physicians using its HIPAA compliant software and proprietary “Plant to Patient” Geotracking Technology System.  The company intends to create a bridge between the hemp growers and retailers through its private labeling and packaging systems. MariJ is also in the process of completing construction of its mobile testing and processing laboratory in conjunction with cannabis plants and cannabis oil products. These processes and technologies not only provide MariJ with an opportunity to generate significant revenues, but also provides a valuable service to processors and ultimate customers by providing safe, efficient, and cost-effective services.

The MariJ Group includes Canna-Cures R&D, LLC with a particular view to improving the Company’s products as it moves forward, and also acting as the marketing arm for MariJ’s production.

TropiFlora, LLC is a longstanding Florida grower that was acquired for the primary purpose of obtaining a Florida cannabis growers license to provide a supply of plants for the Company’s oil extraction processes, and also as an outlet for the sales of its products.

Contemplated Business of Acacia’s New Subsidiaries

The Company intends to utilize the acquired assets and related trade secrets in its bid to fill existing and new sales contracts and orders with current and future clients as it seeks to implement its new production procedures and efficiencies. The Company will seek to obtain a Cannabis growers licenses in a legal venue that would compliment its production while allowing its research and development team to continue increasing its cannabis oil extraction production in conjunction with its new MariJ Pharmaceuticals, Inc. subsidiary. It will also continue forward with its plans relating to compounding, packaging and labeling of its products in conjunction with its new Canna-Cures label, and is awaiting final disposition of its application for a growers license in the State of Florida prior to instituting new cannabis production and processing under its TropiFlora brand.

Item 2.01        Completion of Acquisition or Disposal of Assets.

On January 15, 2016, the Company entered into an agreement to acquire substantially all the Assets of the MariJ Group of Companies, consisting of (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ”); (ii) Canna-Cures R&D, LLC, a Florida limited liability company “Canna-Cures”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR Cannabis”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016. A true and accurate copy of such agreement is included as Exhibit 10.1 of this Report.

Item 5.01   Change in Control of the Registrant

On January 15, 2016, our Chief Executive Officer Steven L. Sample entered into an agreement with Richard Pertile which gave Mr. Pertile a right of first refusal to purchase 2,500,000 shares of the Company’s common stock currently held by Mr. Sample. In connection therewith, Mr. Sample also provided Mr. Pertile with an irrevocable proxy to vote the subject shares. The proxy cannot be revoked otherwise by agreement of the parties for a period of five years. True and accurate copies of the Right of First Refusal to Purchase Common Stock, Stock Power, Stock Pledge and Proxy are included as exhibits 10.4, 10.5, 10.6 and 10.7 hereto.

In addition, also on January 15, 2016, in connection with the Company’s acquisition of certain assets pursuant to the Asset Purchase Agreement of even date, the Company issued the shareholders of the Marij Group of companies 2,474,850 shares of common stock. A true and accurate copy of the Asset Purchase Agreement is included as Exhibit 10.1 hereto.

Prior to the acquisition, there were 12,955,406 shares of the Company’s common stock issued and outstanding. Following the acquisition, there are 15,418,256 shares of the Company’s common stock issued and outstanding. Our largest shareholder is now Richard Pertile, who owns 960,000 shares of our common stock, and, by proxy given to him by Mr. Sample, is able to vote an additional 2,500,000 shares owned by Mr. Sample.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

On January 15, 2016, V. Weldon Hewitt and Dan Rigdon resigned their positions as members of the Board of Directors of Acacia Diversified Holdings, Inc.  On that same date, Steven L. Sample resigned his position as Chairman of the Board of Directors, Chief Executive Officer and President of the Company, but remained as a Director and non-officer employee of the Company, and Patricia Ann Arnold resigned as Secretary of the Company.

Appointment of New Directors

By Unanimous Written Consents of a majority of the Company’s Shareholders on January 15, 2016, three new directors were appointed to serve beginning immediately and continuing until standing for election at the next Annual Meeting of Shareholders.  The three new directors are:

Richard K. Pertile, age 53. Since 2013 Mr. Pertile has served as a President and Chief Executive Officer of Marij Agricultural, Inc. He founded JR Cannabis Industries, Canna-Tags, and Canna-Cures R&D in Clearwater Florida where he began building a medical cannabis consortium.  Born, raised and educated in the Chicago area, he successfully operated his own restaurants, hotel and nightclub. Relocating to Pinellas County, Florida in 1989, Mr. Pertile joined Cornerstone Marketing of America, a subsidiary of United Insurance Companies, quickly being promoted to Executive Vice-President with responsibility for building its nationwide outside sales team. By the end of 2003, Mr. Pertile achieved year-over-year compounded growth of 30%, generating more than $1 billion in sales through 8,000 independent contractors in 40 states. After retiring in 2004, he turned his attention to philanthropy work in helping build a workout facility with the Juvenile Protection Services Program of Florida. From 2006 to 2010, after re-entering the business sector, he became President and Chief Marketing Officer of Independent Producers of America, a small Texas corporation he lead to becoming a publicly traded company on the Nasdaq Exchange. Again turning his attention to philanthropies in 2010, he formed the Pertile Family Foundation and was appointed to the Board of Directors of the Tampa Chapter of the American Diabetes Association where he concentrated his fundraising activities. Mr. Pertile earned degrees in Business Management and Wastewater Engineering from the College of Lake County Illinois, and trained under such recognized business leaders as Zig Ziglar, Dr. David Cook, Dr. Rick Jernigan, Brian Flanagan, and Brian Tracy.

Neil B. Gholson, age 56. Mr. Gholson’s background is rooted deeply in the financial services and insurance industries since 1988, serving on the board of directors with 4 companies during the last ten years. Mr. Gholson has been the owner and principal of Long Term Care Financial Solutions, LLC since 2003, and co-owner and principal of Medicare Insurance Consultants, LLC since 2015. He graduated with a BA in History from Atlantic Christian College in 1981, and earned a Certificate in Financial Planning from Florida State University in 2006. Mr. Gholson resides in Tampa, Florida with wife Michele and 2 daughters, Zoe and Gia.

Gary J. Roberts Jr., age 49. As a young entrepreneur attending the University of Alabama, Mr. Roberts started and grew various service-oriented companies. Following college, Mr. Roberts played a key role in developing Transplatinum Plus, an electronic fuel card transfer company in Nashville, Tennessee that was eventually sold to Fleet One. For the next eight years Mr. Roberts served as Vice President and Chief Operating Officer of Perma Crete Resurfacing Products in Nashville, Tennessee from 1993 to 2001 where he expanded the operation nationally with an extensive dealership distribution system as well as running a national retail installation department. In 2001, Gary shifted gears and turned his focus to the Health Insurance industry. He was District Manager with Cornerstone America from 2000 to 2002 while building one of the top teams in the nation. Gary took over as Vice President of the Company’s Southeastern Territory in 2003, maintaining that position through the present. During this time, Mr. Roberts has continued to build it into one the nation’s largest insurance distribution groups, with his territory ranking in the top two USA every year as well as being ranked as the top territory in the USA one of those years.

Item 5.07   Submission of Matters to a Vote of Security Holders

On January 15, 2016, a majority of the shareholders of the Company entered into a majority written consent in lieu of a special meeting of shareholders and approved the Company’s acquisition of a majority of the assets of the Marij Group of companies. The consent resolution further approved the issuance of 2,474,850 shares of the Company’s common stock for such assets as well as ratifying the formal Asset Purchase Agreement.

In addition, also on January 15, 2016, a a majority of the shareholders of the Company entered into a majority written consent in lieu of a special meeting of shareholders elected Richard Pertile, Neil B. Gholson and Gary Roberts, Jr. as directors of the Company.

Item 7.01        Regulation FD Disclosure

On January 15, 2016, the Company announced that it had entered into an agreement to acquire substantially all of the assets of the MariJ Group of companies.  A true and accurate copy of the press release pertaining to such agreement is included as Exhibit 10.10 to this Report.

 Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number              Description

10.1                                Definitive Asset Purchase Agreement

10.2                                Leases - Facilities

10.3                                Right of First Refusal to Purchase Common Stock

10.4                                Stock Power

10.5                                Stock Pledge

10.6                                Proxy

10.7                                Modified Employment Agreement

10.8                                Anti-Dilution Agreement

10.9                                Non-Competition Agreement

10.10                              Press Release

10.11                              Resignation of Steven L. Sample

10.12                              Resignation of V. Weldon Hewitt

10.13                              Resignation of Dan Rigdon

10.14                              Resignation of Patricia Ann Arnold

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2016

Acacia Diversified Holdings, Inc.

/s/  Richard K. Pertile

Richard K. Pertile, Chief Executive Officer